Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 124 to the Registration Statement on Form N-1A of Variable Insurance Products Fund IV: VIP Energy Portfolio, VIP Real Estate Portfolio, VIP Communication Services Portfolio, VIP Consumer Discretionary Portfolio, VIP Consumer Staples Portfolio, VIP Financial Services Portfolio, VIP Industrials Portfolio, and VIP Materials Portfolio of our reports dated February 11, 2022; VIP Technology Portfolio and VIP Health Care Portfolio of our reports dated February 14, 2022; and VIP Utilities Portfolio, of our report dated February 15, 2022, relating to the financial statements and financial highlights included in the December 31, 2021 Annual Reports to Shareholders of the above referenced funds’ which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts April 13, 2022